Exhibit 99.1

Media Advisory

PDF Solutions 2019 Analyst Day and Webcast and Presentation Availability

SANTA CLARA, Calif.— October 15, 2019 — PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), the leading provider of differentiated data and analytics solutions to the semiconductor and electronics industries, today announced that management’s presentations for the 2019 PDF Solutions Analyst Day will be available later this morning on the Company’s investor relations page at https://www.pdf.com/investors-corporate-overview.

As previously announced, the Analyst Day event will feature presentations given by Dr. John Kibarian, CEO and Co-Founder, along with other PDF Solutions executives, and will provide an update on the Company’s strategy, products, and market opportunities. Presentations will begin at 8:30 a.m. PDT (11:30 a.m. EDT) and conclude at approximately 12:30 p.m. PDT (3:30 p.m. EDT). The event will be held at the San Jose Marriott Hotel, however, due to limited capacity, in-person attendance is by invitation only. Also as previously announced, managements’ presentations will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/webcasts. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live event.

For additional information please email us at pdfs@lythampartners.com.

Forward-Looking Statements

The statements made on the planned conference call regarding the Company's future expected business performance and financial results are forward looking and are subject to events and circumstances of the future. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers' production volumes under contracts that, provide Gainshare royalties, cost and schedule of new product development; continued adoption of the Company's solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; and other risks set forth in PDF Solutions' periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2017, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions (NASDAQ: PDFS) offers an end-to-end analytics platform that empowers engineers and data scientists across the semiconductor ecosystem to rapidly improve the yield, quality, and profitability of their products. By combining industry-leading data analytics and professional services with exclusive, differentiated product data generated during the manufacturing process, PDF Solutions is delivering on the promise of Industry 4.0 today by transforming how the ecosystem collects, analyzes, and shares data. Key Fortune 500 organizations around the world rely on PDF Solutions to remove the data barriers that encumber and constrain new product introductions and to deliver the machine learning insights that drive efficient and profitable high-volume manufacturing.

Headquartered in Santa Clara, California, PDF Solutions also operates worldwide in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. For the Company’s latest news and information, visit http://www.pdf.com/.

eProbe and PDF Solutions are registered trademarks of PDF Solutions, Inc. or its subsidiaries. DFI and the PDF Solutions logo is a trademark of PDF Solutions, Inc. or its subsidiaries.

Company Contacts

Christine Russell

Executive Vice President, Finance and Chief Financial Officer

Tel: (408) 938-6466

Email: christine.russell@pdf.com

Sonia Segovia

Investor Relations Coordinator

Tel: (408) 938-6491

Email: sonia.segovia@pdf.com

Lytham Partners

Joe Diaz, Joe Dorame or Robert Blum

Tel: (602) 889-9700

Email: pdfs@lythampartners.com